UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2018

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)
(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

As previously disclosed, the wholly owned operating subsidiary of American Renal Associates Holdings, Inc. (“ARAH”), American Renal Associates LLC (“ARA OpCo”), and its subsidiary American Renal Management LLC (“ARM” and, together with ARAH and ARA OpCo, the “Company”) are defendants in lawsuits filed by affiliates of UnitedHealth Group Incorporated (“United”) in the United States District Court for the Southern District of Florida (case number 9:16-cv-81180-KAM) and the United States District Court for the District of Massachusetts (case number 1:18-cv-10622-ADB).
On July 2, 2018, ARA OpCo and ARM executed a binding Settlement Term Sheet (the “Settlement Term Sheet”) with the plaintiffs, with respect to a settlement that would resolve all ongoing litigation between the Company and United. The Settlement Term Sheet provides for the execution of a final settlement agreement, which would include a release of all claims arising from or related to the above-referenced litigations that were asserted or that could have been asserted against the Company or against the nephrologists or other healthcare providers who have entered into joint venture arrangements or medical directorships with the Company (the “Joint Venture Providers”) and the joint venture entities without any admission of liability or wrongdoing.
Pursuant to the Settlement Term Sheet, the Company expects to make total settlement payments under the final settlement agreement of $32.0 million, inclusive of administrative fees and fees for plaintiffs’ counsel, in five installments, beginning on August 1, 2018. The Company expects to pay $10.0 million on August 1, 2018, $8.0 million on August 1, 2019, $7.0 million on August 1, 2020, $3.5 million on August 1, 2021 and $3.5 million on August 1, 2022. The Company expects to recognize the present value of the settlement in its financial statements for the second quarter ending June 30, 2018.
In connection with the final settlement agreement, the Company expects to agree to share certain information with United and to follow certain procedures with respect to patients covered by United.
The Company also expects to enter into a three-year national network agreement with United by August 1, 2018 that provides for specified reimbursement rates for patients covered by Medicare Advantage, Medicaid HMO and commercial insurance products over the term of the agreement. Subject to the mutual releases to be provided in the final settlement agreement, United would also agree to renew and/or not to terminate the network agreements for any Joint Venture Providers whose network agreements United terminated or chose not to renew from August 1, 2017 through the date of the final settlement agreement.
The proposed settlement remains subject to customary conditions.

Item 7.01	Regulation FD Disclosure.

Updated 2018 Outlook for Adjusted EBITDA Less Noncontrolling Interests (NCI)
The Company today also updated its financial guidance, and now expects 2018 Adjusted EBITDA-NCI to be in a range of $105 million to $111 million compared with its prior guidance range of $110 million to $116 million. ARA’s updated outlook assumes the establishment of a network agreement with United effective August 1, 2018, and the Company confirmed that all other key assumptions contemplated in its prior guidance range remain intact. The Company expects to recognize the present value of the settlement in its financial statements for the second quarter ending June 30, 2018. The resulting charge in the second quarter ending June 30, 2018 will not affect the Company’s expected 2018 Adjusted EBITDA-NCI guidance because the expenses relating to the United litigation are added back in calculating Adjusted EBITDA-NCI. The Company’s management will discuss its updated outlook in greater detail during the Company’s second quarter 2018 earnings conference call, which is scheduled for August 8, 2018 at 9:00 a.m. ET.
The Company is not providing a quantitative reconciliation of its Non-GAAP outlook to the corresponding GAAP information because the GAAP measures that it excluded from its Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility. These excluded GAAP measures include noncontrolling interests, interest expense, income taxes and other charges. The Company expects the variability of these charges to have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
Please see “Forward-Looking Statements” below for a discussion of certain risks to the Company’s outlook.

Press Release
On July 9, 2018, the Company and United issued a joint press release announcing the resolution of the Company’s pending litigations with United. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference into this item.
As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit contained in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, as amended, nor shall this item or the exhibit be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this Current Report on Form 8-K and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our reports on Form 10-Q filed or to be filed with the Securities and Exchange Commission (“SEC”) that may cause actual results to differ materially from those that we expected.
Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among others, the following:

•
continuing decline in the number of patients with commercial insurance, including as a result of changes to the healthcare exchanges or changes in regulations or enforcement of regulations regarding the healthcare exchanges and challenges from commercial payors or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support;

•	decline in commercial payor reimbursement rates;

•
the ultimate resolution of the Centers for Medicare and Medicaid Services (“CMS”) Interim Final Rule published December 14, 2016 related to dialysis facilities Conditions for Coverage (CMS 3337-IFC), including an issuance of a different but related Final Rule;

•	reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs;

•	our ability to successfully develop de novo clinics, acquire existing clinics and attract new physician partners;

•	our ability to compete effectively in the dialysis services industry;

•	the performance of our joint venture subsidiaries and their ability to make distributions to us;

•
changes to the Medicare end-stage renal disease (“ESRD”) program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates, including the ESRD prospective payment rate system final rule for 2018 issued on October 27, 2017;

•	federal or state healthcare laws that could adversely affect us;

•
our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting;

•	heightened federal and state investigations and enforcement efforts;

•	the impact of the litigation by affiliates of United and the resolution thereof, the Department of Justice inquiry, securities and derivative litigation and related matters;

•	the ability of the Company and United to negotiate a final settlement agreement and a national network agreement;

•	changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in our business;

•	development of new technologies that could decrease the need for dialysis services or decrease our in-center patient population;

•	our ability to timely and accurately bill for our services and meet payor billing requirements;

•
claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurance costs; and any negative publicity or reputational damage arising from such matters;

•	loss of any members of our senior management;

•	damage to our reputation or our brand and our ability to maintain brand recognition;

•	our ability to maintain relationships with our medical directors and renew our medical director agreements;

•	shortages of qualified skilled clinical personnel, or higher than normal turnover rates;

•	competition and consolidation in the dialysis services industry;

•	deteriorations in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets;

•	the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes;

•	our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights;

•	unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information;

•	our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and

•	the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions.

The forward-looking statements made in this Current Report on Form 8-K are made only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the SEC.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated July 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated:	July 9, 2018	By:	/s/ Jonathan L. Wilcox
		Name:	Jonathan L. Wilcox
		Title:	Chief Financial Officer